Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2014 First Quarter Results

RED BANK, NJ, March 5, 2014 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal first quarter ended January 31, 2014.

RESULTS FOR the ThrEE MONTH PERIOD ENDED January 31, 2014:

●	Total revenues were $364.0 million for the fiscal 2014 first quarter, an increase of 1.6% compared with $358.2 million during the first quarter of fiscal 2013.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, increased 180 basis points to 18.8% for the first quarter ended January 31, 2014 compared with 17.0% in the fiscal 2013 first quarter.

●	Pre-tax loss, excluding land-related charges, in the first quarter of 2014 was $23.2 million compared with $20.1 million in the fiscal 2013 first quarter.

●

Net loss was $24.5 million, or $0.17 per common share, for the first quarter ended January 31, 2014, compared with a net loss of $11.3 million, or $0.08 per common share, in the last year’s first quarter, which included a $9.7 million federal tax benefit.

●	Deliveries, including unconsolidated joint ventures, were 1,138 homes during the fiscal 2014 first quarter, a 4.2% decrease compared with 1,188 homes in last year’s first quarter.

●

The dollar value of net contracts, including unconsolidated joint ventures, in the fiscal 2014 first quarter decreased 1.6% to $455.8 million compared with $463.2 million in the prior year’s first quarter. The number of net contracts decreased 10.6% to 1,202 homes for the fiscal 2014 first quarter from 1,344 homes during the first quarter of fiscal 2013.

●

Contract backlog, as of January 31, 2014, including unconsolidated joint ventures, was $904.4 million for 2,456 homes, which was an increase of 11.4% and 6.7%, respectively, compared to January 31, 2013.

●	Total interest expense as a percentage of total revenues declined 60 basis points to 9.0% for the first quarter ended January 31, 2014 compared with 9.6% in the 2013 first quarter.

●	Total SG&A was $60.4 million, or 16.6% of total revenues, for the three months ended January 31, 2014 compared to $49.3 million, or 13.8% of total revenues, in the first quarter of the prior year.

●	Adjusted EBITDA decreased to $11.5 million in the first quarter of fiscal 2014 compared to $16.5 million in the fiscal 2013 first quarter.

●	The contract cancellation rate, including unconsolidated joint ventures, for the first quarter of fiscal 2014 was 18%, compared with 17% in the first quarter of the prior year.

●

The valuation allowance was $933.8 million as of January 31, 2014. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

LIQUIDITY AND INVENTORY AS OF JANUARY 31, 2014:

●

During the first quarter of fiscal 2014, $181.7 million was spent on land and land development. Homebuilding cash was $287.6 million as of January 31, 2014, including $5.1 million of restricted cash required to collateralize letters of credit, compared to $261.6 million at January 31, 2013. In addition to the homebuilding cash, there was $50.8 million of availability under the revolving credit facility as of January 31, 2014, bringing total liquidity to $338.4 million.

●

As of January 31, 2014, the land position, including unconsolidated joint ventures, was 34,763 lots, consisting of 14,498 lots under option and 20,265 owned lots, an increase of 5,058 lots compared with a total of 29,705 lots as of January 31, 2013.

●

$150.0 million of senior notes due 2019 were issued during the first quarter of fiscal 2014, a portion of the proceeds of which were used to fund the redemption in the second quarter of the remaining $21.4 million outstanding 6.25% senior notes due 2015.

COMMENTS FROM MANAGEMENT:

“While our first quarter is always the slowest seasonal period for net contracts, the strong recovery trajectory from the spring selling season of 2013 has softened on a year-over-year basis. Net contracts in the months of December, January and February have not met our expectations. In addition to the lull in sales momentum, both sales and deliveries were impacted by poor weather conditions and deliveries were further impacted by shortages in labor and certain materials in some markets that have extended cycle times,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer.

“We are encouraged by the fact that we have a higher contract backlog, gross margin and community count than we did at the same point in time last year. Furthermore, we have taken steps to spur additional sales in the spring selling season, including the launch of Big Deal Days, a national sales campaign during the month of March. Our first quarter has always been the slowest seasonal period and we expect to report stronger results as the year progresses. We believe this is a temporary pause in the industry’s recovery, and based on the level of housing starts across the country, we continue to believe the homebuilding industry is still in the early stages of recovery,” concluded Mr. Hovnanian.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2014 first quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, March 5, 2014. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes®, Parkwood Builders, Town & Country Homes and Oster Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2013 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs, (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net loss. The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Loss Before Income Taxes Excluding Land-Related Charges is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation of Loss Before Income Taxes Excluding Land-Related Charges to Loss Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company's sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims made by mortgage investors, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) changes in tax laws affecting the after-tax costs of owning a home, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.

January 31, 2014

Statements of Consolidated Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	January 31,
	2014	2013
	(Unaudited)
Total Revenues	$364,048	$358,211
Costs and Expenses (a)	390,509	381,302
Income from Unconsolidated Joint Ventures	2,571	2,289
Loss Before Income Taxes	(23,890)	(20,802)
Income Tax Provision (Benefit)	633	(9,494)
Net Loss	$(24,523)	$(11,308)

Per Share Data:
Basic:
Loss Per Common Share	$(0.17)	$(0.08)
Weighted Average Number of Common Shares Outstanding (b)	145,982	141,725
Assuming Dilution:
Loss Per Common Share	$(0.17)	$(0.08)
Weighted Average Number of Common Shares Outstanding (b)	145,982	141,725

(a) Includes inventory impairment loss and land option write-offs.

(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.

January 31, 2014

Reconciliation of Loss Before Income Taxes Excluding Land-Related

Charges to Loss Before Income Taxes

(Dollars in Thousands)

	Three Months Ended
	January 31,
	2014	2013
	(Unaudited)
Loss Before Income Taxes	$(23,890)	$(20,802)
Inventory Impairment Loss and Land Option Write-Offs	664	665
Loss Before Income Taxes Excluding Land-Related Charges (a)	$(23,226)	$(20,137)

(a) Loss Before Income Taxes Excluding Land-Related Charges is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.

January 31, 2014

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2014	2013
	(Unaudited)
Sale of Homes	$355,181	$334,281
Cost of Sales, Excluding Interest (a)	288,525	277,558
Homebuilding Gross Margin, Excluding Interest	66,656	56,723
Homebuilding Cost of Sales Interest	9,466	10,160
Homebuilding Gross Margin, Including Interest	$57,190	$46,563

Gross Margin Percentage, Excluding Interest	18.8%	17.0%
Gross Margin Percentage, Including Interest	16.1%	13.9%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2014	2013
	(Unaudited)
Land and Lot Sales	$430	$11,827
Cost of Sales, Excluding Interest (a)	362	11,197
Land and Lot Sales Gross Margin, Excluding Interest	68	630
Land and Lot Sales Interest Expense	24	120
Land and Lot Sales Gross Margin, Including Interest	$44	$510

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.

January 31, 2014

Reconciliation of Adjusted EBITDA to Net Loss

(Dollars in Thousands)

	Three Months Ended
	January 31,
	2014	2013
	(Unaudited)
Net Loss	$(24,523)	$(11,308)
Income Tax Provision (Benefit)	633	(9,494)
Interest Expense	32,823	34,280
EBIT (a)	8,933	13,478
Depreciation	853	1,462
Amortization of Debt Costs	1,055	904
EBITDA (b)	10,841	15,844
Inventory Impairment Loss and Land Option Write-offs	664	665
Adjusted EBITDA (c)	$11,505	$16,509

Interest Incurred	$34,819	$32,653

Adjusted EBITDA to Interest Incurred	0.33	0.51

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.

January 31, 2014

Interest Incurred, Expensed and Capitalized

(Dollars in Thousands)

	Three Months Ended
	January 31,
	2014	2013
	(Unaudited)
Interest Capitalized at Beginning of Period	$105,093	$116,056
Plus Interest Incurred	34,819	32,653
Less Interest Expensed	32,823	34,280
Interest Capitalized at End of Period (a)	$107,089	$114,429

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	January 31, 2014	October 31, 2013
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash	$282,476	$319,142
Restricted cash and cash equivalents	10,689	10,286
Inventories:
Sold and unsold homes and lots under development	834,575	752,749
Land and land options held for future development or sale	276,763	225,152
Consolidated inventory not owned:
Specific performance options	2,737	792
Other options	95,859	100,071
Total consolidated inventory not owned	98,596	100,863
Total inventories	1,209,934	1,078,764
Investments in and advances to unconsolidated joint ventures	53,323	51,438
Receivables, deposits, and notes – net	43,755	45,085
Property, plant, and equipment – net	45,647	46,211
Prepaid expenses and other assets	62,438	59,351
Total homebuilding	1,708,262	1,610,277

Financial services:
Cash	6,409	10,062
Restricted cash and cash equivalents	13,252	21,557
Mortgage loans held for sale at fair value	57,377	112,953
Other assets	1,961	4,281
Total financial services	78,999	148,853
Total assets	$1,787,261	$1,759,130

(1)  Derived from the audited balance sheet as of October 31, 2013.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	January 31, 2014	October 31, 2013
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse mortgages	$71,190	$62,903
Accounts payable and other liabilities	272,297	307,764
Customers’ deposits	31,993	30,119
Nonrecourse mortgages secured by operating properties	17,462	17,733
Liabilities from inventory not owned	86,436	87,866
Total homebuilding	479,378	506,385

Financial services:
Accounts payable and other liabilities	21,802	32,874
Mortgage warehouse lines of credit	33,817	91,663
Total financial services	55,619	124,537

Notes payable:
Senior secured notes	978,937	978,611
Senior notes	611,378	461,210
Senior amortizing notes	19,004	20,857
Senior exchangeable notes	67,472	66,615
TEU senior subordinated amortizing notes	1,092	2,152
Accrued interest	26,977	28,261
Total notes payable	1,704,860	1,557,706
Income taxes payable	3,528	3,301
Total liabilities	2,243,385	2,191,929

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at January 31, 2014 and at October 31, 2013	135,299	135,299
Common stock, Class A, $.01 par value – authorized 400,000,000 shares; issued 136,660,223 shares at January 31, 2014 and 136,306,223 shares at October 31, 2013 (including 11,760,763 shares at January 31, 2014 and October 31, 2013 held in Treasury)	1,367	1,363
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 15,497,153 shares at January 31, 2014 and 15,347,615 shares at October 31, 2013 (including 691,748 shares at January 31, 2014 and October 31, 2013 held in Treasury)	155	153
Paid in capital - common stock	690,899	689,727
Accumulated deficit	(1,168,931)	(1,144,408)
Treasury stock - at cost	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(456,571)	(433,226)
Noncontrolling interest in consolidated joint ventures	447	427
Total equity deficit	(456,124)	(432,799)
Total liabilities and equity	$1,787,261	$1,759,130

(1) Derived from the audited balance sheet as of October 31, 2013.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended January 31,
	2014	2013
Revenues:
Homebuilding:
Sale of homes	$355,181	$334,281
Land sales and other revenues	773	12,271
Total homebuilding	355,954	346,552
Financial services	8,094	11,659
Total revenues	364,048	358,211

Expenses:
Homebuilding:
Cost of sales, excluding interest	288,887	288,755
Cost of sales interest	9,490	10,280
Inventory impairment loss and land option write-offs	664	665
Total cost of sales	299,041	299,700
Selling, general and administrative	43,962	36,771
Total homebuilding expenses	343,003	336,471

Financial services	6,672	7,428
Corporate general and administrative	16,392	12,503
Other interest	23,333	24,000
Other operations	1,109	900
Total expenses	390,509	381,302
Income from unconsolidated joint ventures	2,571	2,289
Loss before income taxes	(23,890)	(20,802)
State and federal income tax provision (benefit):
State	633	233
Federal	-	(9,727)
Total income taxes	633	(9,494)
Net loss	$(24,523)	$(11,308)

Per share data:
Basic:
Loss per common share	$(0.17)	$(0.08)
Weighted-average number of common shares outstanding	145,982	141,725
Assuming dilution:
Loss per common share	$(0.17)	$(0.08)
Weighted-average number of common shares outstanding	145,982	141,725

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Three Months - January 31, 2014
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Jan 31,			Jan 31,			Jan 31,
		2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Northeast
(includes unconsolidated joint ventures)	Home	128	123	4.1%	120	145	(17.2)%	241	272	(11.4)%
(NJ, PA)	Dollars	$67,369	$60,751	10.9%	$62,022	$72,361	(14.3)%	$116,593	$129,344	(9.9)%
	Avg. Price	$526,320	$493,910	6.6%	$516,854	$499,040	3.6%	$483,790	$475,529	1.7%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	193	214	(9.8)%	166	171	(2.9)%	368	409	(10.0)%
(DE, MD, VA, WV)	Dollars	$93,443	$99,031	(5.6)%	$78,751	$76,443	3.0%	$190,082	$185,787	2.3%
	Avg. Price	$484,163	$462,762	4.6%	$474,402	$447,038	6.1%	$516,528	$454,247	13.7%
Midwest
(includes unconsolidated joint ventures)	Home	175	184	(4.9)%	189	166	13.9%	640	517	23.8%
(IL, MN, OH)	Dollars	$50,432	$48,820	3.3%	$49,183	$40,140	22.5%	$165,183	$124,598	32.6%
	Avg. Price	$288,182	$265,326	8.6%	$260,227	$241,808	7.6%	$258,098	$241,002	7.1%
Southeast
(includes unconsolidated joint ventures)	Home	134	142	(5.6)%	149	125	19.2%	378	300	26.0%
(FL, GA, NC, SC)	Dollars	$41,376	$40,999	0.9%	$45,100	$33,886	33.1%	$122,010	$86,452	41.1%
	Avg. Price	$308,773	$288,723	6.9%	$302,677	$271,090	11.7%	$322,779	$288,175	12.0%
Southwest
(includes unconsolidated joint ventures)	Home	503	559	(10.0)%	441	448	(1.6)%	739	617	19.8%
(AZ, TX)	Dollars	$158,084	$159,269	(0.7)%	$128,085	$120,728	6.1%	$246,366	$199,381	23.6%
	Avg. Price	$314,282	$284,918	10.3%	$290,442	$269,483	7.8%	$333,378	$323,146	3.2%
West
(includes unconsolidated joint ventures)	Home	69	122	(43.4)%	73	133	(45.1)%	90	186	(51.6)%
(CA)	Dollars	$45,082	$54,294	(17.0)%	$36,616	$49,716	(26.3)%	$64,170	$86,551	(25.9)%
	Avg. Price	$653,366	$445,035	46.8%	$501,586	$373,806	34.2%	$713,001	$465,328	53.2%
Grand Total
	Home	1,202	1,344	(10.6)%	1,138	1,188	(4.2)%	2,456	2,301	6.7%
	Dollars	$455,786	$463,164	(1.6)%	$399,757	$393,274	1.6%	$904,404	$812,113	11.4%
	Avg. Price	$379,190	$344,616	10.0%	$351,279	$331,039	6.1%	$368,243	$352,939	4.3%
Consolidated Total
	Home	1,092	1,195	(8.6)%	1,036	1,062	(2.4)%	2,223	2,022	9.9%
	Dollars	$408,018	$396,946	2.8%	$355,181	$334,281	6.3%	$815,276	$694,983	17.3%
	Avg. Price	$373,643	$332,172	12.5%	$342,838	$314,765	8.9%	$366,746	$343,710	6.7%
Unconsolidated Joint Ventures
	Home	110	149	(26.2)%	102	126	(19.0)%	233	279	(16.5)%
	Dollars	$47,768	$66,218	(27.9)%	$44,576	$58,993	(24.4)%	$89,128	$117,130	(23.9)%
	Avg. Price	$434,254	$444,419	(2.3)%	$437,019	$468,201	(6.7)%	$382,522	$419,822	(8.9)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.